Exhibit 10.2

IMPAC MORTGAGE HOLDINGS, INC.
2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Optionee:	___________

Grant Date:	___________

Exercise Price per Share[1]:	USD $_____

Total Exercise Price:	USD $_____

Number of Shares[1]:	___________

Expiration Date[2]:	___________

Type of Option[3]:	__________Incentive Stock Option (ISO) __________Nonqualified Stock Option (NSO)

Vesting Commencement Date:	___________

Exercise/Vesting Schedule[2]:	[number] Shares on [date] [number] Shares on [date] [number] Shares on [date]

This STOCK OPTION AGREEMENT is made by and between Impac Mortgage Holdings, Inc. (the “Company”) and the Optionee named above (the “Optionee”). The right to purchase the number of shares of the Company’s common stock identified above (the “Option”) is granted pursuant to and subject to the terms and conditions set forth in the Impac Mortgage Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the Plan.

WHEREAS, pursuant to the Plan, the Company desires to grant to the Optionee with reference to services rendered and to be rendered to the Company, effective as of the Grant Date, an Option upon the terms and conditions set forth herein and in the Plan:

NOW THEREFORE, in consideration of services rendered and to be rendered prior to exercise by the Optionee and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

 1 Subject to adjustment under Section 4.3 of the Plan.

2 Subject to early termination if the Optionee’s employment or other service relationship terminates or in certain other circumstances. See Sections 5.5 and 10 of the Plan for exceptions and additional details regarding possible adjustments, acceleration of exercisability and/or vesting and/or early termination of the Option.

3 Subject to Section 5.3.2 of the Plan.

1.                  Grant of Option. The Company hereby grants to the Optionee, and the Optionee hereby accepts, the Option to purchase the total number of Shares set forth above, at the Exercise Price per Share subject to the terms, definitions and provisions of the Plan and this Agreement.

2.                  Type of Option. If the Company has designated the Option as an ISO above, the Company intends that the Option will be treated as an Incentive Stock Option within the meaning of Section 422 of the Code (an “ISO”) to the maximum extent permissible under all of the ISO rules and restrictions. Any Shares acquired upon exercise of the Option without compliance with all applicable ISO rules will be treated as acquired upon exercise of a Nonqualified Stock Option (a “NSO”). If the Company has designated the Option as a NSO above, the Company intends that the Option will be treated in its entirety as a NSO and not as an ISO.

3.                  Exercisability of Option. The Option shall vest and become exercisable during its term following the Vesting Commencement Date in accordance with the Exercise/Vesting Schedule as set forth above, and with and subject to the applicable provisions of the Plan and this Agreement. The Option may be exercised only to the extent the Option is vested and exercisable, and, subject to Section 11.5 of the Plan, during the Optionee’s lifetime, only by the Optionee. In no event may the Optionee exercise the Option after the Expiration Date as provided above.

4.                  Exercise of Option. To the extent vested and exercisable, the Option may be exercised (for whole numbers of Shares only) by the execution and delivery to the Company written notice, in a form approved for such purpose by the Company, which notice shall state the number of Shares to be purchased pursuant to exercise of the Option. The written notice shall be accompanied by payment of the aggregate Exercise Price for the Shares to be purchased and the payment or provision for any applicable employment or other taxes or withholding for taxes thereon. Subject to Section 4.5 of the Plan, the Option shall be deemed to be exercised upon receipt and approval by the Company of such written exercise notice accompanied by the aggregate Exercise Price and any other payments so required.

5.                  Method of Payment. Payment of the aggregate Exercise Price shall be by any of the methods permitted under Section 5.6.1 of the Plan, or a combination thereof, at the election of the Optionee.

6.                  Continuous Service Required. The Exercise/Vesting Schedule requires Continuous Service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial Continuous Service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Continuous Service.

7.                  Effect of Termination of Continuous Service on Exercise Period.

(a)               If the Optionee’s Continuous Service terminates, the Option and all other rights and benefits under this Agreement terminate, except that the Optionee, at any time within the applicable period specified in Section 5.5 of the Plan, may exercise the Option to the extent the Option is exercisable on the date of termination of Continuous Service and has not otherwise expired or terminated.

(b)               Notwithstanding the foregoing exercise periods after termination of Continuous Service, to the extent the Option otherwise is an ISO, the Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs and meets all other requirements of the Code for ISOs. If the Option is not exercised within the applicable exercise periods or does not meet such other requirements, the Option will be rendered a NSO.

8.                  Adjustments Upon Specified Events. As provided in Section 4.3 of the Plan, upon the occurrence of certain events relating to or affecting the Company’s stock contemplated by Section 4.3 of the Plan, the Board shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances, make adjustments in the number, amount and type of shares (or other securities or property) subject to the Option, the Exercise Price and the securities delivered upon exercise of the Option (or any combination thereof), and the Administrator may under Section 10 of the Plan provide for a cash payment and cancellation or the assumption, substitution or exchange of the Option or the shares or other securities subject to the Option in connection with a Change in Control of the Company. All rights of the Optionee hereunder are subject to such adjustments and other provisions of the Plan.

9.                  Optionee not a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any Shares until exercise of the Option and the issuance and delivery to him or her of a certificate evidencing the Shares registered in his or her name, or upon request in the case of uncertificated securities, a notice of issuance, for the Shares. No adjustment will be made for dividends or other rights as a stockholder as to which the record date is prior to such date of delivery.

10.                Non-Transferability of Option. The Option and any other rights of the Optionee under this Agreement or the Plan are nontransferable except as expressly provided in Section 11.5 of the Plan.

11.                Imposition of Other Requirements. The Company reserves the right, without Optionee’s consent, to cancel or forfeit outstanding grants or impose other requirements on Optionee’s participation in the Plan, on this Option and the Shares subject to this Option and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. Optionee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.                Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at the Company’s principal office at 19500 Jamboree Road, Irvine, CA. 92612, to the attention of ___________________ and to the Optionee at the address given beneath the Optionee’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

13.                Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to Optionee’s current or future participation in the Plan, this Option, the Shares subject to this Option, any other Company securities or any other Company-related documents, by electronic means. By accepting this Option, whether electronically or otherwise, Optionee hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

14.                No Acquired Rights or Employment Rights. In accepting the Option, Optionee acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, other Awards or benefits in lieu of Options, even if Options have been granted repeatedly in the past, and all decisions with respect to future grants of Options or other Awards, if any, will be at the sole discretion of the Company. In addition, Optionee’s participation in the Plan is voluntary, and the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and are outside the scope of Optionee’s employment contract, if any. The Option and the Shares subject to the Option are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination.

Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time. This Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the Optionee’s employment or service at any time, subject to applicable laws.

15.               Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Administrator determines otherwise.

16.               Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Optionee. The construction, interpretation, performance and enforcement of this Agreement and the Option shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

17.                Plan. The Option and all rights of the Optionee with respect thereto are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted thereunder. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator specifically so conferred by appropriate action of the Board under the Plan after the date hereof.

18.               Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

19.               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the Grant Date.

COMPANY:	AGREED AND ACKNOWLEDGED:

IMPAC MORTGAGE HOLDINGS, INC.	OPTIONEE:

By:
(Optionee’s Signature)

Name:

Title:
(Optionee’s Address)

(Optionee’s Name)

(Optionee’s Address)

[Signature Page to Stock Option Agreement]